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                                                                     EXHIBIT 5.2


                                                               One Federal Place
                                                         1819 Fifth Avenue North
                                                       Birmingham, AL 35203-2104
                                                   205.521.8000 Fax 205.521.8800
[BRADLEY ARANT LOGO]                                        www.bradleyarant.com


August 28, 2003


Board of Directors
Avondale Mills, Inc.
Sylacauga, Alabama

Ladies and Gentlemen:


                In our capacity as Alabama counsel for Avondale Mills, Inc., an Alabama corporation (the "Company"), we have examined portions of the Registration Statement on Form S-4 (the "Registration Statement"), in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Act"), relating to the registration of the offer of the Company to exchange up to $150,000,000 in aggregate principal amount of 10 1/4% Senior Subordinated Notes due 2013 that have been registered under the Act (the "New Notes") for any and all outstanding10 1/4% Senior Subordinated Notes due 2013 of the Company that have not been registered under the Act (the "Old Notes"), which New Notes are to be, and which outstanding notes have heretofore been, issued under an Indenture dated as of June 30, 2003 among the Company, Avondale Incorporated, as guarantor and Wachovia Bank, National Association, as Trustee, pertaining to 10 1/4% Senior Subordinated Notes due 2013 of the Company (the "Indenture"). In this connection, we have examined and relied upon such records, documents, proceedings and certificates of officers of the Company and public officials as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                Based upon the foregoing, we are of the opinion that:

         1. The Indenture has been duly authorized, executed and delivered by the Company; and

         2. The issuance, execution and delivery of the New Notes in exchange for the Old Notes have been duly authorized by the Company.

                We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the heading "Legal Matters" in the prospectus, which is a part of the Registration Statement.


                                              Very truly yours,



                                              /s/ Bradley Arant Rose & White LLP